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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1997, which appears on page 32 of the 1996 Annual Report to the Shareholders of Broadway & Seymour, Inc., which is incorporated in Broadway & Seymour, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 16 of such Annual Report on Form 10-K.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP

Charlotte, North Carolina
June 9, 1997